UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

SCHEDULE 14A
(Rule 14a-101)

____________________

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

XAI Floating Rate & Alternative Income Trust
(Name of Registrant as Specified In Its Charter)

OCTAGON CREDIT INVESTORS, LLC
GRETCHEN LAM
LAUREN LAW
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11

OCTAGON CREDIT INVESTORS, LLC

July 9, 2026

Dear Fellow XAI Floating Rate & Alternative Income Trust Shareholder:

Octagon Credit Investors, LLC, together with its affiliates (collectively, “Octagon,” “we” or “our”), is the beneficial owner of approximately 60,000 common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of XAI Floating Rate & Alternative Income Trust (“XFLT” or the “Fund”), representing approximately 0.4% of the outstanding Common Shares. We are one of the longest-tenured specialist credit managers in the United States and have served as the Fund’s investment sub-adviser since its inception.

On May 19, 2026, the Fund announced that the Fund’s Board of Trustees (the “Board”) had approved the replacement of Octagon with Rockford Tower Asset Management, L.L.C. (“Rockford Tower”), a wholly owned subsidiary of King Street Capital Management, L.P. (“King Street”), as the Fund’s investment sub-adviser. To implement that decision, the Fund has called a special meeting of shareholders scheduled to be held on July 30, 2026 (the “Special Meeting”) and is asking shareholders to approve a new investment sub-advisory agreement among the Fund, XA Investments LLC (“XAI”), the Fund’s investment adviser, and Rockford Tower (the “King Street Sub-Advisory Agreement”). We believe this proposed change is ill-advised.

Octagon has served as a close partner of the Fund since its initial public offering (“IPO”) in 2017. For nearly a decade thereafter, Octagon has been responsible for the day-to-day management of the Fund’s portfolio, including investment selection, portfolio construction, credit underwriting, investment risk management and ongoing monitoring of the Fund’s investments. Octagon’s responsibilities to the Fund and its shareholders expand beyond security selection and portfolio construction and include ongoing management of the Fund’s leverage profile, capital allocation and risk exposure across changing market environments.

Octagon’s disciplined credit management through multiple market cycles has, in our view, been a significant contributor to the Fund’s historical development and current market position. Since the Fund’s IPO, the total managed assets of the Fund have grown from approximately $73 million to approximately $589 million, representing an increase of more than eightfold. The Fund has repeatedly taken advantage of this trading dynamic, accessing the capital markets through Common Share offerings, at-the-market issuances and preferred share financings, expanding the capital base managed by Octagon and increasing the scale of the Fund. In our view, the economic success of the Fund has depended upon Octagon executing its role effectively. Indeed, we believe many shareholders invested in XFLT due to Octagon’s investment prowess and with the expectation that their capital would continue to be managed by a specialist credit platform with substantial experience investing across leveraged loans, CLO debt and equity securities and other structured credit investments.

That history makes the Board’s current narrative all the more difficult to reconcile. The Fund’s proxy materials suggest that the challenges facing the Fund, which are primarily performance and strategy based, should be addressed by replacing Octagon. In our view, this framing ignores Octagon’s distinguished track record, oversimplifies the Fund’s investment strategy, distorts Octagon’s mandate and leaves shareholders with an incomplete understanding of how the Fund arrived at this inflection point. Shareholders deserve to understand the full picture ahead of what can only be considered to be most important shareholder vote in the history of the Fund to date.

For the reasons set forth in the attached proxy statement (including any amendments or supplements thereto, the “Proxy Statement”), we are soliciting your support to vote AGAINST approval of the King Street Sub-Advisory Agreement. This proposal raises a basic economic question for shareholders: What benefits are shareholders receiving in exchange for approving this transition and accepting the risk that may be associated with a change in the management of the Fund’s portfolio? In our view, the answer is far less clear than the Fund’s proxy statement (including any amendments or supplements thereto, the “Fund’s Proxy Statement”) suggests.

Equally important, a vote AGAINST the King Street Sub-Advisory Agreement sends a clear message to the Board that shareholders expect accountability, transparency and thoughtful stewardship of their capital. The Special Meeting provides shareholders the opportunity to express their views not only on the proposed transition of sub-advisers, but also on the process that led to the proposed transition and the Board’s oversight of the Fund more broadly. As we discuss in greater detail in the attached Proxy Statement, we believe shareholders have not been presented with a complete account of the events, strategic discussions and recommendations that preceded the Board’s decision to replace Octagon. Shareholders should carefully examine whether the actions taken by XAI and the Board over the past several years have been aligned with the long-term interests of the Fund and its shareholders.

We therefore urge you to carefully review the information contained in the attached Proxy Statement and to support our efforts by voting AGAINST the approval of the King Street Sub-Advisory Agreement by using the enclosed BLUE proxy card. The enclosed BLUE proxy card enables shareholders to vote on the King Street Sub-Advisory Agreement proposal and any other matters presented at the Special Meeting. Note that the failure of the King Street Sub-Advisory Agreement proposal to receive the required shareholder approval will not result in the retention of Octagon as the Fund’s investment sub-adviser or the approval of any alternative arrangement.

If you have previously voted using a proxy card furnished by the Fund, you may revoke that proxy and change your vote by submitting a later-dated proxy using the enclosed BLUE proxy card or by voting in person at the Special Meeting. Only your most recent vote will be counted.

If you have any questions or require assistance in voting your shares, please contact Saratoga Proxy Consulting LLC, which is assisting us in this solicitation, at the contact information set forth below.

Thank you for your support,

Gretchen Lam Octagon Credit Investors, LLC

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Octagon’s proxy materials, please contact Saratoga at the phone numbers listed below.

Shareholders call toll-free at (888) 368-0379
Email: info@saratogaproxy.com

SPECIAL MEETING OF SHAREHOLDERS
OF
XAI FLOATING RATE & ALTERNATIVE INCOME TRUST

PROXY STATEMENT

OF

OCTAGON CREDIT INVESTORS, LLC

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Octagon Credit Investors, LLC (“Octagon”, “we” or “our”), is the beneficial owner of approximately 60,000 common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of XAI Floating Rate & Alternative Income Trust (“XFLT” or the “Fund”), representing approximately 0.4% of the outstanding Common Shares. We are soliciting your proxy in connection with the special meeting of shareholders of the Fund (including any adjournments, postponements or delays thereof and any meeting which may be called in lieu thereof, the “Special Meeting”), scheduled to be held on Thursday, July 30, 2026, at 10:00 a.m., Central Time, at the offices of the Fund’s investment adviser, XA Investments LLC (“XAI”), 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, to vote AGAINST the approval of a new investment sub-advisory agreement among the Fund, XAI and Rockford Tower Asset Management, L.L.C. (“Rockford Tower”) (the “King Street Sub-Advisory Agreement”). This proxy statement (including any amendments or supplements thereto, the “Proxy Statement”) and the enclosed BLUE proxy card are first being furnished to shareholders on or about July 9, 2026.

Our BLUE proxy card will allow shareholders to vote on the following proposal that is being presented by the Fund for shareholder consideration at the Special Meeting:

•        To approve the King Street Sub-Advisory Agreement between the Fund, XAI and Rockford Tower.

In addition, our BLUE proxy card will allow shareholders to transact such other business as may properly come before the Special Meeting or any adjournment, postponement or delay thereof.

As of the date hereof, the Octagon Participants (as defined below) beneficially own 64,000 Common Shares (the “Octagon Shares”). We intend to vote the Octagon Shares “AGAINST” the approval of the King Street Sub-Advisory Agreement.

By voting “AGAINST” the approval of the King Street Sub-Advisory Agreement, shareholders can express their view that the Fund’s leadership has not met its burden of demonstrating that this proposed transition is in the best interests of shareholders. We therefore urge shareholders to vote “AGAINST” the approval of the King Street Sub-Advisory Agreement.

The Fund has set the close of business on June 2, 2026 as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting (the “Record Date”). The mailing address of the principal executive offices of the Fund is 321 North Clark Street #2430, Chicago, IL 60654. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting.

According to the Fund’s proxy statement (including any amendments or supplements thereto, the “Fund’s Proxy Statement”), as of the Record Date, there were 15,230,884 Common Shares and 1,460,000 5.92% Series A Mandatory Redeemable Preferred Shares, liquidation preference $50.00 per share (the “Preferred Shares” and together with the Common Shares, the “Shares”), outstanding and entitled to vote at the Special Meeting. Shareholders will have equal voting rights with holders of Common Shares and Preferred Shares and will vote together as a single class on the approval of the King Street Sub-Advisory Agreement.

According to the Fund’s Proxy Statement, if the King Street Sub-Advisory Agreement does not receive the shareholder approval required under the applicable voting standard, Rockford Tower will serve as investment sub-adviser pursuant to an interim sub-advisory agreement. Accordingly, the failure of the proposal to receive the required shareholder approval will not result in the retention of Octagon as the Fund’s investment sub-adviser or the approval of any alternative arrangement. Rather, the King Street Sub-Advisory Agreement will not be approved by shareholders and, following the expiration of the interim sub-advisory agreement, the Fund’s Proxy Statement provides that the Board could consider continuing to solicit shareholder approval of the King Street Sub-Advisory Agreement or pursuing strategic alternatives for the Fund.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card or by voting via the Internet or by telephone in accordance with the instructions on the enclosed BLUE proxy card.

THIS SOLICITATION IS BEING MADE BY OCTAGON AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE FUND. OCTAGON IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING OTHER THAN THOSE DESCRIBED IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH OCTAGON IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

OCTAGON URGES YOU TO VOTE VIA THE INTERNET OR BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD TO VOTE “AGAINST” THE APPROVAL OF THE KING STREET SUB-ADVISORY AGREEMENT. IF YOU VOTE VIA THE INTERNET OR BY TELEPHONE, YOUR ELECTRONIC VOTE AUTHORIZES THE NAMED PROXIES IN THE SAME MANNER AS IF YOU SIGNED, DATED, AND RETURNED YOUR BLUE PROXY CARD. IF YOU VOTE VIA THE INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY FUND MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON THE PROPOSAL DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE FUND OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO OCTAGON OR THE SECRETARY OF THE FUND OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

IF YOU WISH TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOU WILL BE ABLE TO DO SO. IF YOU INTEND TO ATTEND THE SPECIAL MEETING IN PERSON AND YOU ARE A SHAREHOLDER OF RECORD, IN ORDER TO GAIN ADMISSION YOU MUST SHOW PHOTOGRAPHIC IDENTIFICATION, SUCH AS YOUR DRIVER’S LICENSE. IF YOU INTEND TO ATTEND THE SPECIAL MEETING IN PERSON AND YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, IN ORDER TO GAIN ADMISSION YOU MUST SHOW PHOTOGRAPHIC IDENTIFICATION, SUCH AS YOUR DRIVER’S LICENSE, AND SATISFACTORY PROOF OF OWNERSHIP OF SHARES, SUCH AS YOUR VOTING INSTRUCTION FORM (OR A COPY THEREOF) OR BROKER’S STATEMENT INDICATING OWNERSHIP AS OF THE RECORD DATE. IF YOU HOLD YOUR SHARES IN A BROKERAGE ACCOUNT OR THROUGH A BANK OR OTHER NOMINEE, YOU WILL NOT BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING UNLESS YOU HAVE PREVIOUSLY REQUESTED AND OBTAINED A “LEGAL PROXY” FROM YOUR BROKER, BANK OR OTHER NOMINEE AND PRESENT IT AT THE SPECIAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting — This Proxy Statement and our BLUE proxy card are available at:

www.saratogaproxy.com/XFLT.com

IMPORTANT

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. OCTAGON URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY TO VOTE AGAINST THE APPROVAL OF THE KING STREET SUB-ADVISORY AGREEMENT AND IN ACCORDANCE WITH OCTAGON’S RECOMMENDATIONS WITH RESPECT TO ANY OTHER PROPOSALS ON THE AGENDA FOR THE SPECIAL MEETING.

1.      If your Shares are registered in your own name, you may vote (i) through the Internet at any time prior to the Special Meeting, on July 30, 2026, at 10:00 a.m. Central Time by following the instructions on the enclosed BLUE proxy card, (ii) by telephone by using the toll-free number on the enclosed BLUE proxy card or (iii) by signing and dating the enclosed BLUE proxy card and returning it to Octagon, c/o Saratoga Proxy Consulting LLC (“Saratoga”), in the enclosed postage-paid envelope.

2.      If your Shares are held in a brokerage account, bank or other nominee, you will not be able to vote in person at the Special Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Special Meeting.

3.      You may vote your Shares by attending the Special Meeting in person at the offices of the Fund’s investment adviser, XAI, located at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654. Even if you plan to attend the Special Meeting, we recommend that you submit your BLUE proxy card or BLUE voting instruction form by Internet or by mail prior to the applicable deadline so that your shares will be represented at the Special Meeting if you later decide not to attend.

Because only your latest dated proxy will be counted, we urge you not to return any proxy card you receive from the Fund. If you have already submitted a proxy card furnished by the Fund, you may revoke that proxy by submitting a later-dated proxy using the enclosed BLUE proxy card or by voting in person at the Special Meeting.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Octagon’s proxy materials, please contact Saratoga at the phone numbers listed below.

Shareholders call toll-free at (888) 368-0379
Email: info@saratogaproxy.com

BACKGROUND FOR THE SOLICITATION

Octagon has served as investment sub-adviser to the Fund since its inception, and Octagon’s stewardship is, in Octagon’s view, integral to the success the Fund has had to date.

Octagon is one of the longest-tenured specialist credit managers in the United States. Founded in 1994, Octagon has invested through multiple credit cycles and has actively managed collateralized loan obligations (“CLOs”) for almost three decades, managing approximately $31.6 billion across CLOs, commingled funds and separately managed accounts as of May 31, 2026. Octagon’s business is built around below-investment-grade corporate credit, senior corporate loans, CLO debt and equity, and related structured credit strategies — precisely the markets in which the Fund invests — and its principals have decades of experience investing in these markets. As recently as April 2026, XAI, the Fund’s investment adviser, referred to Octagon as a “best-in-class”1 sub-adviser and an “industry leader in both CLO issuance and CLO fund management”2 with a “successful long-term track record”3 in the space.

During Octagon’s tenure as sub-advisor, the Fund grew from approximately $73 million at its 2017 initial public offering to approximately $580 million. Since inception, the Fund has outperformed comparable CLO funds4 on a total shareholder return basis. In 2025, the Fund earned a five-star rating from Morningstar, and it was recently named a finalist for Creditflux’s Best Public Closed-End CLO Fund.

Octagon believes that its track record, and the disciplined credit selection, consistent return of earned income, experienced investment team and focus on protecting shareholder value through changing market conditions, bears directly on the question now before shareholders. Octagon grew increasingly concerned that key decisions about the Fund — for example, the Fund’s distribution policy and the structuring of its preferred-share financing — were being made by a Board that was not fully informed, to the detriment of shareholders.

Formation and Growth of the Fund

The Fund was launched in September 2017 as a newly organized closed-end fund with no operating history. In contrast to Octagon — which had been operating for more than two decades at that point and already had a strong market presence through its investment platform, credit expertise, CLO experience and portfolio management infrastructure — XAI was a newly formed investment adviser that had never served as an investment adviser to a registered investment company. From the outset, XAI relied on Octagon to provide investment capabilities, credit expertise and investment personnel responsible for implementing the Fund’s strategy and managing its portfolio. In July 2017, the Board approved the investment sub-advisory agreement of the Fund, by and among XFLT, XAI, and Octagon.

In September 2017, the Fund completed its IPO and began trading on the New York Stock Exchange, raising approximately $73 million at $10 per share. In the Fund’s prospectus for its first public offering of its Common Shares, Octagon was lauded for its “deep understanding of fundamental credit analysis” and its “22 plus year history” during which its “experienced team of investment professionals” had “managed funds through multiple credit cycles” and “developed a proven, repeatable and scalable credit selection and investment process.”

In December 2017, the Fund paid its first monthly distribution of $0.069 per Common Share, marking the beginning of the Fund’s monthly distribution program which has delivered more than $230 million to shareholders since the Fund’s inception.

During 2022, credit markets experienced a severe contraction and increased volatility as central banks initiated aggressive interest rate hikes to combat inflation. Borrowing costs surged, issuance volumes fell and widening credit spreads created a deeply challenging environment for traditional leveraged finance. Despite this challenging backdrop, during the first half of 2022, the Fund raised approximately $60.4 million of net proceeds through its at-the-market program, completed a registered direct placement of 1,450,000 Common Shares generating approximately $10.0 million of gross proceeds and issued 400,000 shares of 6.00% Series 2029 Convertible Preferred Shares with an aggregate

____________

1        Source: XAI Octagon Floating Rate & Alternative Income Trust Webinar Transcript, April 14, 2026.

2        Id.

3        Id.

4        Refers to the three CLO Fund Peers, as identified in the Fund’s latest quarterly update presentation, that have been publicly traded since September 26, 2017: Carlyle Credit Income Fund, Eagle Point Credit Company and Oxford Lane Capital Corp.

liquidation preference of $10.0 million. This additional capital increased operating scale and positioned the Fund to capitalize on attractive opportunities that emerged during a period of significant dislocation in the loan and CLO markets. The Fund also maintained access to its leverage facilities and expanded its managed asset base. We view these capital raising activities as evidence of Octagon’s ability to navigate times of turbulence and position the Fund to take advantage of the opportunities created through such dislocation.

In October 2023, the Fund sought shareholder approval of a new investment sub-advisory agreement among the Fund, XAI and Octagon in connection with the then-pending acquisition of Octagon’s parent company. In seeking approval of the new sub-advisory agreement at a special meeting of shareholders, the Board unanimously recommended that shareholders vote in favor of Octagon’s continued service as investment sub-adviser, and highlighted Octagon’s “cohesive, experienced, cycle-tested investment team,”5 “25+ year track record managing and investing in CLO securities”6 and the Fund’s strong performance over the last one-, three- and five-year periods and since inception under Octagon’s stewardship.7 At the special meeting held in January 2024, shareholders approved the new sub-advisory agreement, with approximately 92% of votes cast in favor of approval. At that same meeting, shareholders approved amendments making the Fund perpetual and approved changing the Fund’s name to “XAI Octagon Floating Rate & Alternative Income Trust.”

By the end of 2023, the Fund had surpassed $500 million in total managed assets, representing nearly sevenfold growth from the approximately $73 million raised in the Fund’s IPO.

Octagon’s Strategic Recommendations and Engagement with XAI

Throughout 2024 and 2025, investors in the leveraged-loan and CLO markets were navigating a period characterized by spread compression, declining base rates and lower yields across portions of the credit markets resulting in pressure on the earnings power of income-oriented credit funds. Against that backdrop, Octagon actively engaged with XAI and the Board regarding the Fund’s distribution policy, capital structure and long-term positioning, seeking to protect value for both Common and Preferred shareholders during a time of significant macroeconomic challenges. Representatives of Octagon engaged with XAI regarding the Fund’s strategic direction, distribution policy, capital structure, peer-group positioning and financing alternatives. Octagon advocated for initiatives intended to enhance shareholder value, improve the Fund’s competitive positioning and expand the Fund’s access to investment opportunities across the credit markets.

These discussions often proved challenging given the gulf in investment expertise between Octagon and XAI. Octagon brought to those discussions a deep bench of portfolio managers, credit analysts and investment professionals with extensive experience across the leveraged loan, CLO and structured credit markets. XAI, by contrast, did not maintain, in our view, a comparable investment infrastructure or investment personnel capable of originating or evaluating the initiatives being considered. Because many of the initiatives Octagon proffered required action by XAI or the Board and those parties either did not understand them or were unwilling to approve them, Octagon was unable to implement investment opportunities that it had identified and recommended.

For example, during mid-2025, Octagon advocated for the pursuit of co-investment exemptive relief and related regulatory approvals that, if obtained, could have expanded the Fund’s ability to participate in certain co-investment opportunities alongside affiliated vehicles and other market participants. In connection with that effort, Octagon spent several weeks investigating and initiating the exemptive relief process. Notwithstanding Octagon’s efforts and the delivery of the information necessary to proceed, XAI never completed or submitted the exemptive relief application. As a result, the Fund never obtained the requested relief and remains unable to pursue certain investment opportunities that Octagon believes could have enhanced the Fund’s flexibility, expanded its investment opportunity set and improved its competitive position. XAI’s decision not to complete the final steps in the exemptive relief process continues to cast a long shadow and was a significant missed opportunity. The absence of this relief unnecessarily limits the Fund’s access to new investment opportunities, a disadvantage that persists to this day.

____________

5        Source: XAI Octagon Floating Rate & Alternative Income Trust Quarterly Webinar Presentation, November 30, 2023.

6        Id.

7        Source: XAI Octagon Floating Rate & Alternative Income Trust Quarterly Webinar Transcript, November 30, 2023 (“From a net return perspective, a total return perspective, the fund has performed well. beating the benchmark on quarter-to-date, 1 year, 3, 5 and inception to date. It’s been a very good year for the fund. It’s been a very good 3-year and the quarter was also very positive.”).

The co-investment exemptive relief process was not an isolated example. Throughout the second half of 2025, Octagon continued to advocate for initiatives intended to improve the Fund’s yield profile, broaden its investment opportunity set and enhance shareholder value, including potential investments in private credit and various co-investment opportunities. Octagon repeatedly raised these opportunities — many of which required action by XAI or the Board to proceed — but was largely ignored. During this same period, Octagon also became increasingly concerned that it was not being included in discussions regarding significant matters affecting the Fund’s capital structure and long-term risk profile. One such matter involved the Board’s consideration of the issuance of Series A Mandatory Redeemable Preferred Shares (the “MRPs”). Octagon supported the issuance of the MRPs and believed that a larger issuance would have provided a more stable source of financing than continued reliance on the Fund’s credit facility, subject to market conditions. However, in Octagon’s view, XAI neither sought nor meaningfully incorporated Octagon’s investment judgment regarding the structuring and size of the transaction or afforded Octagon an opportunity to present its assessment of the transaction’s risks and benefits directly to the Board. More concerningly, in Octagon’s view, XAI limited Octagon’s access to information and excluded Octagon from Board-level discussions relating to the transaction. As a result, Octagon was left to provide its analysis only after the framework for the transaction had already been largely developed, which deprived the Board of the benefit of Octagon’s investment expertise at the stage when it could have been most meaningful.

By early 2026, Octagon had become increasingly alarmed that a pattern had emerged in which significant matters affecting the Fund — including matters bearing directly on portfolio management and capital structure — were being developed without the meaningful participation of Octagon’s investment team. Notwithstanding those developments, Octagon continued to engage constructively with XAI and the Board and advocate for initiatives that it believed would enhance shareholder value and improve the Fund’s long-term prospects.

Board’s Decision to Replace the Sub-Advisers

According to the Fund’s Proxy Statement, on May 14, 2026, the Board approved Rockford Tower, an affiliate of King Street, an alternative asset manager, to serve as the Fund’s new investment sub-adviser and approved an interim investment sub-advisory agreement with Rockford Tower. The Fund’s proxy materials disclose that Rockford Tower, a CLO collateral manager, does not currently serve as investment adviser or investment sub-adviser to any registered investment company with an investment objective similar to that of the Fund. Notably, Rockford Tower has apparently agreed to perform the sub-advisory work for XAI at a discount to the fees being charged by Octagon, but no commensurate fee reduction is being passed through to the Fund’s shareholders. Instead, the substitution of Rockford Tower for Octagon allows XAI to retain a larger portion of the Fund’s existing advisory fee payable to XAI, thereby increasing XAI’s profitability.

On May 15, 2026, Octagon received written notice that the Board had approved the termination of Octagon as investment sub-adviser to the Fund and XAI Octagon Floating Rate & Alternative Income Interval Fund (“OCTIX”) and had authorized the appointment of Rockford Tower as successor sub-adviser, subject to shareholder approval at the Special Meeting.

On May 18, 2026, Gretchen M. Lam, Chief Executive Officer of Octagon, emailed members of the Board expressing Octagon’s disappointment with the Board’s decision to terminate the sub-advisory agreements between Octagon and the Fund and OCTIX. Ms. Lam noted that the Fund’s managed assets totaled approximately $580 million, compared with approximately $73 million at the Fund’s IPO. Ms. Lam also highlighted several indicators of the Fund’s success under Octagon’s management, including the Fund’s long history of trading at or above net asset value (“NAV”) and the Fund’s recent recognition as a finalist in Creditflux’s Best Public Closed-End CLO Fund category for 2026. In addition, Ms. Lam furnished the trustees with a comprehensive presentation that highlighted Octagon’s scale, three-decade track record, performance history, CLO platform, multi-asset credit capabilities and experience actively allocating capital across credit markets, and included comparative information regarding Octagon and King Street. Ms. Lam urged the trustees to independently evaluate the information presented by Octagon and determine, based on the merits and in the best interests of shareholders, which firm was best positioned to manage the Fund going forward.

In the same correspondence, Ms. Lam, on behalf of Octagon, submitted a proposal to the Board pursuant to which Octagon would assume the role of investment adviser to XFLT in place of XAI. Under the proposal, Octagon would, among other things, (i) significantly reduce the advisory fee payable by XFLT from 170 to 130 basis points, (ii) bear the costs associated with proxy solicitations and (iii) retain the existing independent trustees of the Board. The fee reduction in excess of 20% alone would benefit shareholders of XFLT by the equivalent of approximately 0.66% of extra earnings per year.

On May 19, 2026, Greg Dingens, Chair of the Board, emailed Ms. Lam informing her that the Board had rejected Octagon’s proposal and decided to maintain XAI as investment adviser to XFLT.

Also on May 19, 2026, the Fund filed a Current Report on Form 8-K and a DEFA14A with the SEC disclosing the Board’s approval of the King Street Sub-Advisory Agreement and announced that Octagon would resign as investment sub-adviser effective on or about July 30, 2026. The Fund also announced on this day that the Fund’s name will be changed from “XAI Octagon Floating Rate & Alternative Income Trust” to “XAI Floating Rate & Alternative Income Trust.” The name change, which became effective on June 8, 2026, occurred prior to shareholders voting on the proposed King Street Sub-Advisory Agreement and the proposed replacement of Octagon as the Fund’s investment sub-adviser.

On May 29, 2026, the Fund filed its preliminary proxy statement.

On June 5, 2026, the Fund filed its Semi-Annual Certified Shareholder Report (the “Semi-Annual Report”) with the SEC. In discussing the proposed transition to Rockford Tower, the Fund stated that no changes to the Fund’s investment objective or principal investment policies were expected and that the Fund would continue to execute the investment strategy that had been developed and overseen by Octagon.

Taken together, the Fund’s Proxy Statement and Semi-Annual Report ask shareholders to accept two competing propositions at the same time — (i) that the Fund’s investment objective will not change, its principal investment policies will remain in place and the proposed transition represents continuity and (ii) that Rockford Tower will implement a more “dynamic and opportunistic” investment approach, allocate capital differently across U.S. and European CLO debt and equity investments, pursue asset-backed securities opportunities and expand the Fund’s opportunity set. In Octagon’s view, both of these propositions cannot be true. Moreover, while affiliated Rockford Tower entities appear to have experience managing CLOs and related private vehicles, Rockford Tower itself does not have a publicly disclosed track record managing the blend of U.S. and European CLO debt, CLO equity and leveraged loans that constitutes the Fund’s current portfolio.

On June 23, 2026, the Fund filed its definitive proxy statement.

On June 29, 2026, Octagon filed its preliminary proxy statement.

On July 1, 2026, Octagon delivered a demand to the Fund pursuant to Rule 14a-7 of the Exchange Act requesting certain shareholder list materials.

On July 9, 2026, Octagon filed this definitive proxy statement.

PROPOSAL — KING STREET SUB-ADVISORY AGREEMENT

As disclosed in the Fund’s Proxy Statement, shareholders at the Special Meeting will be asked to approve the King Street Sub-Advisory Agreement. If approved, the King Street Sub-Advisory Agreement would authorize Rockford Tower to replace Octagon as the Fund’s investment sub-adviser and assume responsibility for the day-to-day management of the Fund’s portfolio.

We are recommending that shareholders vote “AGAINST” the King Street Sub-Advisory Agreement on our BLUE proxy card because we believe shareholders are being asked to approve a significant change to the Fund’s portfolio management without receiving an adequate corresponding benefit and without being provided adequate justification or full context surrounding the Board’s decision to abruptly replace the Fund’s sub-adviser.

As described in the “Background to the Solicitation” section in this Proxy Statement, Octagon devoted years of resources to market the Fund through our wide investor network, develop the Fund’s investment strategy, source and manage the Fund’s investments, evaluate credit risk in challenging market environments, oversee portfolio construction and advocate for initiatives intended to enhance shareholder value. Octagon repeatedly engaged with XAI and the Board regarding opportunities to improve the Fund’s yield profile, expand its investment flexibility and strengthen its competitive position in the United States and in European markets. Many of the strategic themes now cited in support of the proposed transition in the Fund’s Proxy Statement are themes that Octagon itself had long advocated.

Furthermore, we do not believe the Board has made a compelling case that this transition is likely to produce superior outcomes for shareholders. The Fund’s Proxy Statement states that neither the Fund’s investment objective nor its principal investment policies are expected to change, the transition will not result in any reduction in the advisory fee payable by the Fund to XAI, and the Board has not identified any specific deficiency in Octagon’s management that necessitates a change in sub-adviser. Nor has the Board explained why the strategic themes now highlighted in support of the transition, including broader investment flexibility, expanded investment opportunities and a dynamic approach to portfolio construction, could not be pursued under Octagon, which had previously advocated for many of the same initiatives.

Ultimately, the Board bears the burden of explaining to shareholders why replacing Octagon’s investment platform, which helped build the Fund and significantly grow its managed asset base since inception, is in shareholders’ best interests. We do not believe that burden has been met. For these reasons, we urge shareholders to vote “AGAINST” the approval of the King Street Sub-Advisory Agreement.

Approval of the King Street Sub-Advisory Agreement requires the vote of the holders of a majority of the outstanding voting securities of the Fund. Under the Investment Company Act of 1940, as amended this approval standard is satisfied by the affirmative vote of the lesser of: (i) 67% or more of the Fund’s voting securities entitled to vote thereon present at the Special Meeting or represented by proxy, provided that holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding voting securities of the Fund entitled to vote thereon. Holders of Shares vote together on the proposal as a single class, with each Share entitled to one vote.

Abstentions and broker non-votes, if any, will not be counted as votes “FOR” the proposal and therefore will have the same practical effect as votes “AGAINST” the proposal. However, Octagon urges shareholders who oppose the proposal to vote “AGAINST” using the enclosed BLUE proxy card so that their opposition is clearly reflected.

According to the Fund’s Proxy Statement, if the King Street Sub-Advisory Agreement does not receive the shareholder approval required under the applicable voting standard, Rockford Tower will serve as investment sub-adviser pursuant to an interim sub-advisory agreement. Accordingly, the failure of the proposal to receive the required shareholder approval will not result in the retention of Octagon as the Fund’s investment sub-adviser or the approval of any alternative arrangement. Rather, the King Street Sub-Advisory Agreement will not be approved by shareholders and, following the expiration of the interim sub-advisory agreement, the Fund’s Proxy Statement provides that the Board could consider continuing to solicit shareholder approval of the King Street Sub-Advisory Agreement or pursuing strategic alternatives for the Fund.

Octagon urges shareholders to vote “AGAINST” approval of the King Street Sub-Advisory Agreement using the enclosed BLUE proxy card.

OCTAGON STRONGLY URGES YOU TO VOTE “AGAINST” THE APPROVAL OF THE KING STREET SUB-ADVISORY AGREEMENT ON THE ENCLOSED BLUE PROXY CARD AND INTENDS TO VOTE ITS SHARES “AGAINST” THE PROPOSAL.

VOTING AND PROXY PROCEDURES

Shareholders are entitled to one vote for each Share held of record on the Record Date and a fractional vote with respect to fractional Shares with no cumulative voting rights. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Based on publicly available information, Octagon believes that the Common Shares and Preferred Shares are the only classes of securities of the Fund entitled to vote at the Special Meeting.

Shares represented by properly executed and returned BLUE proxy cards will be voted at the Special Meeting as marked. In the absence of specific instructions, such shares will be voted “AGAINST” approval of the King Street Sub-Advisory Agreement.

If you properly execute and return the enclosed BLUE proxy card, your shares will be voted at the Special Meeting in accordance with your instructions.

We urge you to carefully follow the instructions on the enclosed BLUE proxy card to ensure that your shares are voted in accordance with your intentions.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of Shares that must be represented at the Special Meeting, in person or by proxy, in order to conduct business. Under the Fund’s governing documents and as described in its proxy materials, the presence, in person or by proxy, of shareholders of record holding a majority of the outstanding Shares entitled to vote will constitute a quorum.

Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not receive voting instructions from such beneficial owner and does not have discretionary authority to vote on a particular proposal.

If you are a shareholder of record, your shares will be counted toward a quorum only if you submit a valid proxy or vote your shares at the Special Meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, your shares will be counted toward a quorum if your broker, bank or other nominee submits a proxy representing your shares, whether or not you provide voting instructions.

Under the rules governing brokers’ discretionary authority, the approval of the King Street Sub-Advisory Agreement is not a “routine” matters on which brokers may not vote shares held in street name without instructions from the beneficial owner.

If you receive proxy materials from both the Fund and Octagon and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any of the proposals at the Special Meeting. Accordingly, we strongly urge you to provide voting instructions to your broker, bank or other nominee to ensure that your shares are represented at the Special Meeting and voted in accordance with your preferences.

VOTES REQUIRED FOR APPROVAL

Approval of King Street Sub-Advisory Agreement — The approval of the King Street Sub-Advisory Agreement requires the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund. Under the Investment Company Act of 1940, as amended, this approval standard is satisfied by the affirmative vote of the lesser of (i) 67% or more of the voting securities entitled to vote thereon present or represented by proxy at the Special Meeting, if more than 50% of all outstanding voting securities are present or represented by proxy or (ii) more than 50% of all outstanding voting securities of the Fund entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the proposal.

Under applicable Delaware law, appraisal rights are not applicable to the voting on the proposal to be considered at the Special Meeting. If you sign and return your BLUE proxy card without specifying how you would like your shares to be voted, your shares will be voted “AGAINST” the approval of the King Street Sub-Advisory Agreement. In addition, your shares will be voted in the discretion of the persons named as proxies on any other matters that may properly come before the Special Meeting.

REVOCATION OF PROXIES

Shareholders of the Fund may revoke their proxies at any time prior to their exercise at the Special Meeting. A proxy may be revoked (1) by filing a written notice of revocation to the Secretary of the Fund, 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, (2) by delivering (including via telephone or the Internet) a duly executed proxy bearing a later date to Octagon or the Secretary of the Fund or (3) by attending the Special Meeting and voting in person. Attendance at the Special Meeting, in and of itself, will not constitute revocation of a proxy. Although a revocation is effective if delivered to the Fund, we request that copies of all revocations be sent to Octagon, in care of Saratoga, at the address set forth on the back cover of this Proxy Statement so that we will be aware of revocations and can more accurately determine the status of proxies received from shareholders of record on the Record Date.

IF YOU WISH TO JOIN US IN VOTING “AGAINST” THE APPROVAL OF THE KING STREET SUB-ADVISORY AGREEMENT, PLEASE VOTE BY INTERNET, TELEPHONE OR SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Octagon. Proxies may be solicited by mail, facsimile, e-mail, telephone, in person and by advertisements.

Octagon has retained Saratoga to assist in the solicitation of proxies. Saratoga will receive a fee not to exceed $87,500, together with reimbursement of its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, nominees and other institutional holders. Octagon has requested that banks, brokerage houses and other custodians, nominees and fiduciaries forward all solicitation materials to the beneficial owners of the Shares they hold of record, and Octagon will reimburse such record holders for their reasonable out-of-pocket expenses in doing so. In addition, certain directors, officers and employees of Octagon may solicit proxies in the ordinary course of their activities without additional compensation. It is anticipated that Saratoga will employ approximately 20 persons to assist in the solicitation of proxies. Saratoga will solicit proxies by mail, telephone, facsimile or email.

The entire expense of this solicitation is being borne by Octagon. The total cost of this solicitation is currently estimated to be approximately $1,500,000, including fees for attorneys, proxy solicitors and other advisers and other costs incidental to the solicitation. Octagon estimates that its expenses in connection with this solicitation to date are approximately $750,000. Octagon may seek reimbursement of these expenses from the Fund; however, Octagon does not intend to submit the question of such reimbursement to a vote of the Fund’s shareholders.

ADDITIONAL PARTICIPANT INFORMATION

The participants in this solicitation are Octagon, Gretchen Lam and Lauren Law (each, a “Participant” and collectively, the “Participants”).

Octagon is a Delaware limited liability company and registered investment adviser, the principal business of which is providing investment advisory and portfolio management services with respect to leveraged loans, CLO debt and equity securities, high-yield bonds and other credit investments. Ms. Lam is the Chief Executive Officer of Octagon. Ms. Law is a Senior Portfolio Manager of Octagon.

The principal business address of each of Octagon, Ms. Lam and Ms. Law is 250 Park Avenue, 15th Floor, New York, NY 10177.

As of the date hereof, the Participants beneficially own in the aggregate 64,000 Common Shares. Octagon directly beneficially owns 60,000 Common Shares. As of the date hereof, Ms. Lam directly does not beneficially own any securities of the Fund. As of the date hereof, Ms. Law directly beneficially owns 4,000 Common Shares. The Participants may be deemed to constitute a “group” for purposes of Section 13(d)(3) of the Exchange Act. Each Participant disclaims beneficial ownership of any Shares that he, she or it does not directly own.

The Common Shares beneficially owned by Octagon were acquired with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The Common Shares beneficially owned by Mses. Lam and Law were acquired with personal funds. Information regarding transactions in the securities of the Fund by the Participants during the past two years is set forth in Schedule I and is incorporated herein by reference.

Octagon currently serves as investment sub-adviser to the Fund pursuant to an investment sub-advisory agreement among the Fund, XAI and Octagon and receives compensation for the services it provides thereunder. If the King Street Sub-Advisory Agreement is approved by shareholders and becomes effective, Rockford Tower would serve as the Fund’s investment sub-adviser following Octagon’s resignation.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Fund; (iii) no Participant owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Fund during the past two years; (v) no part of the purchase price or market value of the securities of the Fund owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Fund; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (ix) no Participant or any of his, her or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Fund or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Fund; (xiii) no Participant has a family relationship with any trustee, executive officer, or person nominated or chosen by the Fund to become a trustee or executive officer; (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Fund; and (xv) there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

Octagon is not aware of any other matters to be brought before the Special Meeting. However, if other matters, which Octagon is not aware of a reasonable time before this solicitation, are properly brought before the Special Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of this Proxy Statement to you upon written request to our proxy solicitor, Saratoga, at the address set forth on the back cover of this Proxy Statement, or by calling Saratoga toll-free at (888) 368-0379. If you wish to receive separate copies of our proxy materials in the future, or if you are currently receiving multiple copies and would prefer to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or Saratoga at the address or telephone number set forth above.

The information concerning the Fund and the proposals described in the Fund’s Proxy Statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents filed with the SEC and other publicly available information. Although Octagon has no knowledge that would indicate that statements relating to the Fund contained in this Proxy Statement, based upon publicly available information, are inaccurate or incomplete, Octagon has not had access to the books and records of the Fund, was not involved in the preparation of such information and is not in a position to verify such information. All information relating to persons other than the Participants is given only to the knowledge of Octagon.

This Proxy Statement is dated July 9, 2026. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement shall not create any implication to the contrary.

SHAREHOLDER PROPOSALS

According to the Fund’s Proxy Statement for the Special Meeting, if a shareholder intends to present a proposal at the 2027 annual meeting of shareholders (the “2027 Annual Meeting”) and desires to have the Fund include that proposal in its proxy statement and form of proxy for that meeting under Rule 14a-8 under the Exchange Act, then the shareholder must submit the proposal in writing to the Fund at its principal executive offices by December 6, 2026.

According to the Fund’s Proxy Statement, if a shareholder wants to nominate a person for election as a Trustee or propose other business to be considered at an annual meeting of shareholders, the shareholder must follow procedures outlined in the Fund’s Amended and Restated By-laws (the “By-Laws”). Under the By-laws, shareholders of record are able to nominate persons for election as a Trustee or submit other proposals constituting a proper matter for shareholder action by providing proper written notice to the Secretary of the Fund at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654. As set forth in the By-laws, notice must be received not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. To be considered timely for the 2027 Annual Meeting, proper notice must be delivered no earlier than January 7, 2027 and not later than February 6, 2027. However, if the date of the 2027 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Trust. The notice must include, among other information, the name and address of the shareholder giving the notice, information about the shareholder’s ownership of Shares, certain information relating to each person whom the shareholder proposes to nominate for election as a Trustee, a brief description of any business the shareholder proposes to bring before the meeting and the reasons for bringing such proposal. In addition to satisfying the requirements under the By-laws, including the notice deadlines set forth above and therein, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of Trustee nominees other than the Board’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2027 Annual Meeting is based on information contained in the Fund’s Proxy Statement and the by-law provisions described therein. The inclusion of such information in this Proxy Statement should not be construed as an admission by Octagon that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE FUND’S PROXY STATEMENT RELATING TO THE SPECIAL MEETING, BASED ON RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, INFORMATION REGARDING THE FUND, THE BOARD, THE TRUSTEES AND OFFICERS OF THE FUND, THE BENEFICIAL OWNERSHIP OF SHARES BY CERTAIN BENEFICIAL OWNERS AND BY TRUSTEES AND OFFICERS OF THE FUND, CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND OTHER INFORMATION REQUIRED TO BE DISCLOSED IN CONNECTION WITH THE PROPOSAL TO APPROVE THE KING STREET SUB-ADVISORY AGREEMENT. SHAREHOLDERS ARE DIRECTED TO REFER TO THE FUND’S PROXY STATEMENT FOR SUCH INFORMATION. SHAREHOLDERS CAN ACCESS THE FUND’S PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WITHOUT CHARGE, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF SHARES BY THE TRUSTEES AND OFFICERS OF THE FUND.

Except as otherwise set forth in this Proxy Statement, information concerning the Fund, XAI, Rockford Tower, King Street and the King Street Sub-Advisory Agreement contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although Octagon does not have knowledge that would indicate that such publicly available information is inaccurate or incomplete, Octagon was not involved in the preparation of such information and, except to the extent such information relates to Octagon, is not in a position to verify such information.

Octagon Credit Investors, LLC
July 9, 2026

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE FUND
DURING THE PAST TWO YEARS

Lauren Law

Trade Date	Common Shares Purchased/Sold	Preferred Shares Purchased/Sold	Nature of Transaction
10/24/2025	4,000	—	Purchase of Common Shares

SCHEDULE II

The following tables are reprinted from the Fund’s Proxy Statement filed with the SEC on June 23, 2026.

Principal Shareholders

The following table lists each person who, to the knowledge of the Trust, beneficially owned more than 5% of any class of equity securities of the Trust as of the Record Date. The information contained in this table is based on the Trust’s review of Schedule 13D, Schedule 13G, other regulatory filings, and the Trust’s records.

Shareholder Name and Address	Class of Shares	Share Holdings	Percentage Owned
Sit Investment Associates, Inc. Sit Fixed Income Advisors II, LLC c/o Sit Investments Associates, Inc. 80 South Eighth Street, Suite 3300 Minneapolis, MN 55402	Common Shares	637,994 Shares(1)	4.20%
Shareholder Name and Address	Class of Shares	Share Holdings	Percentage Owned
Sun Life Assurance Co of Canada Sun Life Financial Inc. One York Street Toronto, Ontario, Canada M5J 0B6	Mandatory Redeemable Preferred Shares	1,228,000(2)	84.11%

____________

(1)      Based on a Schedule 13G filed with the SEC on January 6, 2026, adjusted to give effect to the 1-for-5 reverse split of the Trust’s Common Shares that occurred on March 20, 2026.

(2)      Based on a Schedule 13G filed with the SEC on November 5, 2025, adjusted to give effect to the 1-for-5 reverse split of the Trust’s Preferred Shares that occurred on June 1, 2026.

Security Ownership of Management

As of the Record Date, no Trustee or officer of the Fund beneficially owned 1% or more of equity securities of the Fund.

As of the Record Date, the Trustees and officers of the Fund as a group owned approximately 1.80% of the outstanding Common Shares of the Fund.

IMPORTANT

Your vote is important. No matter how many Shares you own, please give Octagon your proxy to vote “AGAINST” the proposal for the King Street Sub-Advisory Agreement, and in accordance with Octagon’s recommendations with respect to any other proposal presented at the Special Meeting, by taking the following steps:

1.      SIGNING the enclosed BLUE proxy card;

2.      DATING the enclosed BLUE proxy card; and

3.      MAILING the enclosed BLUE proxy card promptly in the envelope provided (no postage is required if mailed in the United States).

Even if you plan to attend the Special Meeting, we recommend that you submit your BLUE proxy card via the Internet, by mail or telephone prior to the applicable deadline so that your vote will be counted if you later decide not to attend. If your Shares are held in the name of a brokerage firm, bank or other nominee, only that institution can vote your shares, and only upon receipt of your specific instructions. Please refer to the enclosed voting instruction form for details. You may also vote by signing, dating and returning the enclosed voting instruction form.

For guidance on how to attend the Special Meeting and vote in person, or if you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the phone number, email or address set forth below.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Octagon’s proxy materials,
please contact Saratoga at the phone numbers listed below.

520 8th Avenue, 14th Floor
New York, NY 10018
(212) 257-1311

Shareholders call toll-free at (888) 368-0379
Email: info@saratogaproxy.com

BLUE PROXY CARD

XAI FLOATING RATE & ALTERNATIVE INCOME TRUST

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF OCTAGON CREDIT INVESTORS, LLC AND THE OTHER PARTICIPANTS IN ITS SOLICITATION

THE BOARD OF TRUSTEES OF XAI FLOATING RATE & ALTERNATIVE INCOME TRUST
IS NOT SOLICITING THIS PROXY

P    R    O    X    Y

The undersigned appoints Geoffrey Dorment and John Ferguson, and each of them, attorneys and agents with full power of substitution to vote all common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) and Series A Mandatory Redeemable Preferred Shares, liquidation preference $50.00 per share (“Preferred Shares” and, together with the Common Shares, the “Shares”) of XAI Floating Rate & Alternative Income Trust (the “Fund”), which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of the Fund scheduled to be held at the offices of the Fund’s investment adviser, XA Investments LLC, 321 North Clark Street, Suite 2430, Chicago, Illinois 60654 on Thursday, July 30, 2026, at 10:00 a.m. (Central Time) (including any adjournments, postponements or delays thereof and any meeting which may be called in lieu thereof, the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Shares held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed and returned, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Octagon Credit Investors, LLC (together with the other participants in its solicitation, “Octagon”) a reasonable time before this solicitation. The proposal included on this BLUE proxy card has been proposed by the Fund. The proposal included on this BLUE proxy card is not conditioned on the approval of any other proposal.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO OPTION IS MARKED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED “AGAINST” THE APPROVAL OF THE KING STREET SUB-ADVISORY AGREEMENT.

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with Octagon’s solicitation of proxies for the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

OCTAGON STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE FUND’S PROPOSAL BELOW.

1.      To approve a new investment sub-advisory agreement among XAI Floating Rate & Alternative Income Trust, XA Investment LLC and Rockford Tower Asset Management, L.L.C.

☐ FOR	☐ AGAINST	☐ ABSTAIN

To transact such other business as may properly come before the Special Meeting or any adjournment(s), postponement(s) or delay(s) thereof.

Dated: ___________________________

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.